                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
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    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12

                    meVC DRAPER FISHER JURVETSON FUND I, INC.
                               (d/b/a MVC CAPITAL)

          -------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

          -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

[MVC CAPITAL LETTERHEAD]


                                                               February 24, 2003

                      YOUR VOTE WILL DECIDE THIS ELECTION
                      -----------------------------------

                    TIME IS EXTREMELY SHORT -- DO NOT DELAY

DEAR MVC SHAREHOLDER,

    Your Board of Directors is pleased to announce that Institutional Shareholder Services (ISS) recommends that you vote for MVC Capital's Board of Directors candidates.

    ISS is the world's leading independent research service that advises institutional shareholders how to vote in proxy contests such as ours. ISS IS ADVISING THEIR INSTITUTIONAL CLIENTS TO SUPPORT MVC'S BOARD, AND HERE'S WHY:

     MVC has put together an impressive slate of new Directors to help guide the Fund

     MVC appears to have the best strategy and the most complete plan to continue the Fund's operations in a manner consistent with investors' long-term investment goals

     MVC's investment decision to maintain a large cash position suggests both discipline and insight and has left the Fund better positioned today

    We have attached our press release summarizing the reasons for ISS's recommendation.

    Please mail in the most recent WHITE proxy card that you have received from your bank or broker. Even if you have already voted, it's not too late to change your mind. Only your latest dated proxy card that is received on or before the meeting date will be counted. MVC's Annual Meeting is scheduled for 9:00 AM PST on Friday, February 28, 2003, so time is running short. You still have time to vote but you must act today.

    YOUR VOTE IS EXTREMELY IMPORTANT. DON'T ALLOW A GROUP OF HEDGE FUNDS TO MAKE THIS DECISION FOR YOU.

    Your Board of Directors appreciates your support, and we look forward to continuing to serve the best interests of all shareholders. If you require assistance in voting your shares, please call MacKenzie Partners, Inc. toll free at (800) 322-2885.

Sincerely,

John M. Grillos                    Laurence R. Hootnick

                 Michael H. Jordan

Peter J. Locke                     Vincent H. Tobkin





--------------------------------------------------------------------------------
   IF YOU HAVE ANY QUESTIONS OR NEED HELP VOTING YOUR SHARES, PLEASE CALL:

                              [MACKENZIE LOGO]

                             105 Madison Avenue
                          New York, New York 10016
                     email: proxy@mackenziepartners.com
                        Call collect: (212) 929-5500
                        OR TOLL FREE: (800) 322-2885
                         Facsimile: (212) 929-0308
--------------------------------------------------------------------------------

[MVC CAPITAL LETTERHEAD]


                         LEADING PROXY ADVISOR SUPPORTS
                  MVC CAPITAL'S BOARD OF DIRECTORS CANDIDATES

              RECOMMENDS STOCKHOLDERS VOTE FOR SEVEN DIRECTORS AND
               AGAINST DISSIDENT HEDGE FUND SHAREHOLDER MILLENCO

    MENLO PARK, CA -- February 24, 2003 -- MVC Capital (NYSE:MVC), an information technology venture capital fund, said today that Institutional Shareholder Services (ISS), the world's leading independent stockholder advisory organization, issued a February 21, 2003 report to its clients recommending that MVC Capital shareholders vote in favor of Management's Board of Directors candidates at MVC's upcoming Annual Meeting of Shareholders on February 28, 2003. ISS recommended that MVC Capital shareholders vote against dissident hedge fund shareholder Millenco's director nominees.

    'We are extremely pleased with ISS's recommendation that shareholders vote for MVC Capital's Board of Directors candidates,' said John M. Grillos, chief executive officer of MVC Capital. 'In our view, our candidates are among the most experienced and visionary business leaders in the United States. We believe our candidates are clearly the right choice for MVC shareholders to oversee and support MVC as we continue to execute our enhanced investment strategy.'

    In its report, ISS noted that the Fund is designed for investors who want to participate in venture capital investing and stated that MVC appears to have a more complete plan than Millenco to meet that objective. ISS cited the impressive slate of MVC Director candidates and observed that MVC appears better positioned to meet the objectives of the Fund's shareholders and provide long term value. ISS noted that the Board's recently enhanced investment strategy, which includes venture debt financing, is designed to produce increased opportunities for the Fund while reducing volatility.

    ISS further cited that MVC's strong cash position 'suggests both discipline and insight,' and noted that MVC was best positioned for what management believes is a turning point in venture capital investing.

    In contrast, ISS noted that Millenco, the dissident hedge fund shareholder, has a less-complete business plan, which does not yet include a qualified manager. ISS observed that several of Millenco's director nominees had records of working in the past toward the open-ending or liquidation of closed-end funds. Overall, ISS noted that Millenco's stated support of a tender offer proposal suggested that Millenco wishes to reduce the Fund's assets and return them to investors. This would run counter to the objective of MVC Capital and the opportunity for long-term gains that attracted shareholders to the Fund originally.

    ISS reported that MVC Capital has taken steps to be responsive to shareholders, particularly in offering a new slate of Directors and putting the entire slate up for election by the shareholders. In addition, ISS mentioned that 'MVC's new strategy of prudent share repurchases and income generation should help to alleviate much of the discount.'

    ISS did not support a shareholder proposal relating to tender offers, noting that the proposal would make it very difficult for the Fund's Board to fully implement the venture strategy. ISS did support Millenco's call for a non-binding bylaw amendment that would grant five percent shareholders the right to call a special meeting. MVC Capital has already amended the Fund's bylaws to provide fifteen percent shareholders the right to call a special meeting.

    In conclusion, ISS recommended a vote for MVC Capital's seven Director candidates by returning the white proxy card. The MVC Capital Director candidates are: John M. Grillos, Frederick M. Hoar, Laurence R. Hootnick, Michael H. Jordan, Peter J. Locke, James K. Sims, and Vincent H. Tobkin.

    ISS noted that 'MVC seems to be on the right path to providing value for its long-term investors.' ISS recommended that MVC shareholders vote against dissident shareholder Millenco by not returning their card.

    'We continue to urge MVC shareholders to vote for the MVC candidates on the white proxy card as time is growing short,' Mr. Grillos said. 'If any shareholders need assistance in voting, please contact MacKenzie Partners toll free at (800) 322-2885.'

ABOUT MVC CAPITAL

    MVC Capital, a business development company, was formed to provide individual investors with the opportunity to invest in venture capital, a historically top-performing asset class previously open only to high-net-worth individuals and institutional investors. The Fund's investment objective is long-term capital appreciation from venture capital investments in information technology companies. MVC Capital utilizes both equity investing and lending to achieve its objective. Additional information on the Fund and its investments may be obtained by writing to MVC Capital, 3000 Sand Hill Road, Building One, Suite 155, Menlo Park, CA 94025, Attention: Secretary, via the website at www.mvccapital.com, or by calling (877) 474-6382.

    Contact:
       MVC Capital
       Brian Matthews, 650/926-7015 (Investors)
          or
       The Abernathy MacGregor Group (Media)
       Mike Pascale/Rhonda Barnat, 212/371-5999

STATEMENTS IN THIS ANNOUNCEMENT OTHER THAN HISTORICAL DATA AND INFORMATION CONSTITUTE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO, RECENT CHANGES IN SENIOR MANAGEMENT, FLUCTUATIONS IN OPERATING RESULTS, MARKET CONDITIONS, CHANGES IN TECHNOLOGY, INCREASED COMPETITION AND OTHER RISKS IDENTIFIED BY MVC CAPITAL FROM TIME TO TIME IN ITS FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.